Motricity Announces Record Date for Planned Rights Offering

Bellevue, WA – July 13, 2012 – Motricity (Nasdaq: MOTR) today announced that a record date of July 23, 2012 (the “Record Date”) has been set for Motricity’s planned rights offering (the “Rights Offering”). On December 2, 2011, Motricity filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) with respect to the Rights Offering, which was subsequently amended via amendments on Form S-1, including Amendment No. 5 to Form S-3 on Form S-1, filed with the SEC on July 9, 2012 (the “Registration Statement”).

Stockholders of Motricity’s common stock as of the Record Date will receive one transferable subscription right for every one share of common stock owned as of that date, subject to the Registration Statement being declared effective by the SEC. Each subscription right, subject to certain limitations, will entitle the holder to purchase a unit consisting of shares of our Redeemable Series J Preferred Stock (the “Series J preferred stock”) to be created and warrants to purchase a share of Motricity’s common stock (the “common stock warrants”), at a subscription price of $0.65 per unit. The number of shares of Series J preferred stock and common stock warrants that comprise the unit, as well as the term and the exercise price of the common stock warrants and the dividend rate on and liquidation preference of the Series J preferred stock, will be determined by our Board of Directors based on a recommendation by its pricing committee prior to commencement of the Rights Offering.

The information in the Registration Statement is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the SEC is effective. Neither the Registration Statement nor this release is an offer to sell these securities and it is not a solicitation of an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.

About Motricity
Motricity (Nasdaq:MOTR) empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Motricity leverages advanced predictive analytics capabilities to deliver the right content, to the right person at the right time. Motricity provides their entire suite of mobile data service solutions through one, integrated, highly scalable managed service platform. Motricity's unique combination of technology, expertise and go-to-market approach delivers return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.motricity.com or follow @motricity on Twitter.
Safe Harbor and Forward-Looking Statements
Statements made in this release and related statements that express Motricity's or its management's intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding the Record Date, the timing and terms of our Rights Offering and any implication that the Registration Statement will be declared effective. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. Such risks and uncertainties include, without limitation, whether and when the SEC will declare the Registration Statement effective, whether the subscription rights will be transferable and whether we will be successful in raising any capital in the Rights Offering. These statements represent beliefs and expectations only as of the date of this press release. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Media Contacts:
Karl Stetson, Edelman for Motricity
(206) 268-2215
karl.stetson@edelman.com

Troy McCombs, Edelman for Motricity
(206) 268-2225
Troy.McCombs@edelman.com
Investor Relations Contact:
Alex Wellins
The Blueshirt Group
(415) 217-5861
alex@blueshirtgroup.com